UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2024

ALTERYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38034	90-0673106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17200 Laguna Canyon Road

Irvine, California 92618

(Address of principal executive offices, including zip code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2023, Alteryx, Inc. (“Alteryx”) announced its entry into an Agreement and Plan of Merger, dated as of December 18, 2023 (the “Merger Agreement”), by and among Azurite Intermediate Holdings, Inc. (“Parent”), Azurite Merger Sub, Inc. (“Merger Sub”) and Alteryx. The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Alteryx (the “Merger”), with Alteryx surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Clearlake Capital Group, L.P. and Insight Venture Management, LLC.

In connection with the Merger, Alteryx held a special meeting of stockholders on March 13, 2024, at 10:00 a.m., Pacific time (the “Special Meeting”). The Special Meeting was held exclusively online via webcast.

As of January 31, 2024, the record date for the Special Meeting (the “Record Date”), there were 72,271,128 shares of Alteryx’s capital stock issued, outstanding and entitled to vote at the Special Meeting (collectively, the “Shares”), consisting of 64,386,678 shares of Alteryx’s Class A common stock and 7,884,450 shares of Alteryx’s Class B common stock. Each share of Class A common stock was entitled to one vote on each proposal at the Special Meeting, and each share of Class B common stock was entitled to ten votes on each proposal at the Special Meeting. At the Special Meeting, the holders of 122,270,779 Shares were present in person or represented by proxy, which constituted a quorum.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in Alteryx’s definitive proxy statement, dated February 9, 2024 (the “Proxy Statement”), filed by Alteryx with the Securities and Exchange Commission.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Merger Agreement.	119,505,927	2,730,818	34,034	0

Proposal 1 was approved.

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to its named executive officers in connection with the Merger contemplated by the Merger Agreement.	118,633,105	3,299,424	338,250	0

Proposal 2 was approved.

Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting, if necessary or appropriate) was rendered moot and was not presented at the Special Meeting as a result of the approval of Proposal 1.

The parties expect the Merger to be completed on March 19, 2024, subject to the remaining conditions set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALTERYX, INC.

Dated: March 14, 2024	/s/ Christopher M. Lal
Name: Christopher M. Lal
Title: Chief Legal Officer and Corporate Secretary